CSFB 05-7

Group 12

Pay rules

1.

Pay the NAS Priority Amount sequentially to the 12N1 and 12N2

a.

Pay sequentially as follows:

i.

Beginning in August 2008, pay $24,986 to the 1A5 until retired

ii.

Concurrently:

1.

Approximately 33.3331891667% pro-rata to the 12S1 – 12S3 until retired

2.

Approximately 33.3331891667% allocated as follows:

a.

Pay pro-rata to the 12S4 – 12S6 until retired

b.

Pay the 12Z1 until retired

3.

Approximately 33.3336216665% sequentially as follows:

a.

Pay pro-rata to the 12S7 – 12S9 until retired

b.

Pay pro-rata to the 12F1 – 12F3 until retired

iii.

Pay the 1A5 until retired

2.

Pay sequentially to the 12N1 and 12N2 until retired

Notes

12Z1 Accretion Rules:

1.

Pay pro-rata to the 12S4 – 12S6 until retired

2.

Pay the 12Z1 until retired

Pxing Speed = 300 psa

IO Notional:  12I1 = 1A5

NAS bonds = 12N1 and 12N2 standard 60 mo lockout (sched*nas priority*shift%*sr% + prepays*nas priority * shift% *srpp%)

NAS Priority = MIN(.99,(12N1 Balance + 12N2 balance + 19,520,000)/Total Senior Balance

Settlement = 7/29/05